Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS INCLUDING
NET INVESTMENT INCOME OF $0.37 PER SHARE; SECOND QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., May 9, 2018 - TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2018 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2018 was $21.6 million, or $0.37 per share on a diluted basis, net of $0.09 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2018 was $27.2 million, or $0.46 per share.

•	Net asset value per share at March 31, 2018 increased to $14.90 from $14.80 at December 31, 2017.

•	Total acquisitions during the quarter ended March 31, 2018 were $169.1 million and total dispositions were $71.0 million.

•
On February 26, 2018, we established a new $100 million revolving, multi-currency credit facility with ING Capital LLC, maturing on February 28, 2022 and generally bearing interest at LIBOR plus 2.25%.

•	On May 9, 2018, our board of directors declared a second quarter dividend of $0.36 per share payable on June 29, 2018 to shareholders of record as of June 15, 2018.

•
On April 17, 2018 Tennenbaum Capital Partners, LLC, our investment advisor (the "Advisor"), entered into a definitive agreement with BlackRock, Inc. ("BlackRock"), pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger.

"We are pleased to have delivered strong performance in the first quarter of 2018, as we out-earned our dividend for the 24th consecutive quarter," said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. "In the first quarter, we originated over $169 million in loans, with net deployments of approximately $98 million leveraging our robust direct origination platform. We continue to source attractive investment opportunities, while remaining highly selective and disciplined. We are excited about our recently announced transaction with BlackRock and believe it will further enhance our ability to deliver strong results for shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2018, our investment portfolio consisted of debt and equity positions in 97 portfolio companies with a total fair value of approximately $1.62 billion. Debt positions represented approximately 96% of the portfolio at fair value, the majority of which were senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 4% of our investment portfolio.

As of March 31, 2018, the weighted average annual effective yield of our debt portfolio was approximately 11.3% and the weighted average annual effective yield of our total portfolio was approximately 11.0%.(1) As of March 31, 2018, approximately 88% of our debt portfolio at fair value had floating interest rates. As of March 31, 2018, we had one debt investment on non-accrual status, totaling zero percent of the portfolio at fair value.

During the three months ended March 31, 2018, we invested approximately $169.1 million, primarily in twelve investments, comprised of six new and six existing portfolio companies. The investments were comprised of approximately $126.8 million in senior secured loans and $38.0 million in senior secured notes. The remaining $4.3 million represented additional equity interests in a portfolio of debt assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $71.0 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of March 31, 2018, total assets were $1,665.6 million, net assets applicable to common shareholders were $876.6 million and net asset value per share was $14.90, as compared to $1,629.4 million, $870.7 million, and $14.80 per share, respectively, as of December 31, 2017.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2018 was approximately $44.2 million, or $0.75 per share, including $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization and $0.05 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2018 were approximately $22.6 million, or $0.38 per share, including interest and other debt expenses of $9.6 million, or $0.16 per share and incentive compensation from net investment income of $5.4 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 3.5% of average net assets.

Net investment income for the three months ended March 31, 2018 was approximately $21.6 million, or $0.37 per share. Net investment income is net of incentive compensation as the incentive compensation structure was converted from a partnership profit allocation to a fee effective January 1, 2018. This conversion had no impact on the amount of the incentive compensation paid or services received by the Company.

Net realized and unrealized gains for the three months ended March 31, 2018 were $5.6 million, or $0.09 per share, comprised primarily of a $1.9 million increase in value of our investment in NEG Parent (CORE Entertainment), as well as various market gains resulting from generally tighter spreads.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended March 31, 2018 was $27.2 million, or $0.46 per share.
__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, available liquidity was approximately $254.5 million, comprised of approximately $242.0 million in available capacity under our leverage program and $13.7 million in cash and cash equivalents, less approximately $1.2 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at March 31, 2018 was 4.18%.

Total debt outstanding at March 31, 2018 was as follows:

	Maturity	Rate	Carrying Value (1)	Available	Total Capacity
SVCP 2022 Facility	2022	L+2.25%	$56,995,000	$43,005,000	$100,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%	107,131,572	—	107,131,572
2022 Convertible Notes ($140 million par)	2022	4.625%	137,546,442	—	137,546,442
2022 Notes ($175 million par)	2022	4.125%	174,436,660	—	174,436,660
TCPC Funding Facility	2021	L+2.50%(2)	203,000,000	147,000,000	350,000,000
SBA Debentures	2024−2028	2.63%(3)	98,000,000	52,000,000	150,000,000
Total leverage			777,109,674	$242,005,000	$1,019,114,674
Unamortized issuance costs			(8,454,219)
Debt, net of unamortized issuance costs			$768,655,455

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Or L+2.25% subject to certain funding requirements

(3)
Weighted-average interest rate on pooled loans, excluding fees of 0.36% or 0.35%. As of March 31, 2018, $15.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary weighted-average rate of 2.72% plus fees of 0.35% through September 19, 2018, the date of the next SBA pooling.

On May 9, 2018, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended March 31, 2018, we repurchased 11,300 shares for a total cost of $0.16 million.

RECENT DEVELOPMENTS

On April 17, 2018 Tennenbaum Capital Partners, LLC, our investment advisor (the "Advisor"), entered into a definitive agreement with BlackRock, Inc. ("BlackRock"), pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger.

On May 9, 2018, our board of directors declared a second quarter cash dividend of $0.36 per share payable on June 29, 2018 to shareholders of record as of the close of business on June 15, 2018.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Wednesday May 9, 2018 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 6059576 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2018 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 16, 2018. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 6059576.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,446,893,939 and $1,356,459,251, respectively)	$1,461,952,420	$1,362,514,206
Companies 5% to 25% owned (cost of $95,001,060 and $84,153,698, respectively)	82,901,931	75,635,342
Companies more than 25% owned (cost of $105,442,881 and $106,543,799, respectively)	75,533,774	76,383,155
Total investments (cost of $1,647,337,880 and $1,547,156,748, respectively)	1,620,388,125	1,514,532,703

Cash and cash equivalents (including restricted cash of $0 and $798,108, respectively)	13,736,624	86,625,237
Accrued interest income:
Companies less than 5% owned	19,618,490	18,533,095
Companies 5% to 25% owned	1,141,466	817,984
Companies more than 25% owned	386,628	16,859
Deferred debt issuance costs	4,200,912	3,276,838
Receivable for investments sold	198,662	431,483
Prepaid expenses and other assets	5,944,857	5,188,169
Total assets	1,665,615,764	1,629,422,368

Liabilities
Debt, net of unamortized issuance costs of $8,454,219 and $8,624,072, respectively	768,655,455	725,200,281
Management and advisory fees payable	5,552,866	—
Incentive compensation payable	5,391,278	5,983,135
Interest payable	5,164,199	7,771,537
Payable for investments purchased	1,405,087	16,474,632
Payable to the Advisor	823,461	800,703
Unrealized depreciation on swaps	—	603,745
Accrued expenses and other liabilities	2,048,403	1,860,209
Total liabilities	789,040,749	758,694,242

Commitments and contingencies

Net assets applicable to common shareholders	$876,575,015	$870,728,126

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,836,148 and 58,847,256 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	$58,836	$58,847
Paid-in capital in excess of par	1,038,698,067	1,038,855,948
Accumulated net investment income	4,824,877	4,443,768
Accumulated net realized losses	(140,023,479)	(139,390,703)
Accumulated net unrealized depreciation	(26,983,286)	(33,239,734)
Net assets applicable to common shareholders	$876,575,015	$870,728,126

Net assets per share	$14.90	$14.80

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2018	2017
Investment income
Interest income:
Companies less than 5% owned	$40,797,854	$35,418,453
Companies 5% to 25% owned	1,746,864	1,726,423
Companies more than 25% owned	1,280,613	1,635,334
Dividend income:
Companies more than 25% owned	17,902	—
Lease income:
Companies more than 25% owned	74,457	74,457
Other income:
Companies less than 5% owned	—	488,347
Companies 5% to 25% owned	297,356	—
Total investment income	44,215,046	39,343,014
Operating expenses
Interest and other debt expenses	9,641,894	7,755,027
Management and advisory fees	5,706,236	4,934,041
Incentive fee	5,391,278	N/A
Administrative expenses	597,232	589,561
Legal fees, professional fees and due diligence expenses	434,303	277,721
Director fees	156,816	159,970
Insurance expense	106,865	107,960
Custody fees	91,855	81,887
Other operating expenses	523,454	554,959
Total operating expenses	22,649,933	14,461,126

Net investment income	21,565,113	24,881,888

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized loss:
Investments in companies less than 5% owned	(632,776)	(5,087,458)
Net realized loss	(632,776)	(5,087,458)

Change in net unrealized appreciation/depreciation	6,256,448	4,617,498
Net realized and unrealized gain (loss)	5,623,672	(469,960)

Net increase in net assets from operations	27,188,785	24,411,928

Distributions of incentive allocation to the General Partner from:
Net investment income	N/A	(4,976,378)

Net increase in net assets applicable to common shareholders resulting from operations	$27,188,785	$19,435,550

Basic and diluted earnings per common share	$0.46	$0.37

Basic and diluted weighted average common shares outstanding	58,844,381	53,041,902

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the company's 10-K for the year ended December 31, 2017, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com